Blend Announces First Quarter 2023 Financial Results

First Quarter Results Exceed Guidance on Mortgage Origination Outperformance; Gross Margins and Operating Performance Improve

May 9, 2023

SAN FRANCISCO -- Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced its first quarter 2023 financial results.

“Blend’s first quarter results came in ahead of our expectations, led by our strong mortgage customer base, which again outperformed the industry,” said Nima Ghamsari, Head of Blend. “We made good progress on our three strategic priorities. Our lower cost structure is driving improvements in operating performance. Our focus on driving success for our mortgage customers in a very tough margin environment is resulting in market share gains and industry outperformance. And finally, we are making early strides in proving our Blend Builder platform, highlighted by one of the largest new customer wins in Blend’s history with Navy Federal.”

“Looking ahead, we are getting stronger every day and believe our top and bottom line performance is poised to improve throughout the year, despite the tough economic backdrop. Continued strong execution should keep us at or ahead of plan on our path to profitability.”

First Quarter Financial Highlights
•Blend exceeds guidance on 1Q23 revenue and operating loss metrics.
•Consolidated GAAP gross profit margin of 42% compared to 40% in 1Q22. Consolidated non-GAAP gross profit margin of 44% compared to 41% in 1Q22.
•Consolidated GAAP and non-GAAP Software gross profit margin of 75% compared to 72% in 1Q22.
•GAAP loss from operations was $61.4 million, compared to $69.7 million in 1Q22. Non-GAAP loss from operations was $30.7 million for the quarter, compared to $39.5 million in 1Q22.
•GAAP net loss per share attributable to Blend Labs common stockholders of ($0.28) compared to ($0.32) in 1Q22. Non-GAAP consolidated net loss per share of ($0.15) compared to ($0.20) in 1Q22.

Recent Business Highlights
•Navy Federal Credit Union Selected Blend Deposit Accounts: Expanding on their banking technology partnership with Blend, Navy Federal will power multi-channel digital account-opening process for new membership through the Builder platform.
•Continued Market Share Gains: Blend’s mortgage banking software processed 23.2% of the total market originations as measured by the Mortgage Bankers Association in the second half of 2022, up from 14.5% in the second half of 2021.
•Pacing Ahead of Schedule on Path to Profitability: Blend’s Non-GAAP operating loss outperformed the top end of guidance by 17% on execution of efficiency initiatives.

Change in Revenue Presentation
Beginning with the 2023 fiscal year, Blend has changed the presentation of its revenue results to align with the company’s strategic focus in building out its software business across mortgage origination and consumer banking. Prior periods mentioned in this release have been recast to reflect this presentation.
The new reporting structure is summarized as follows:
•Under the Platform segment, the company is aggregating its revenue sources under its Mortgage Suite, its Consumer Banking Suite and Professional Services. The Mortgage Suite line item now includes marketplace activities, as well as value add products like Income and eClose that attach to the same loan charged for our Mortgage product. The Consumer Banking suite reflects the lending, deposit and broader banking technology products that are powered by the Blend Builder platform.
•Under its Title segment, Blend is reporting all title-related revenue, including software-enabled title, which was previously reported under the prior Consumer Banking & Marketplace line item within the Blend Platform segment.

	Current Presentation		Prior Presentation
$ in millions	1Q23 Revenue	1Q23 Revenue Guidance	1Q23 Revenue	1Q23 Revenue Guidance
Blend Platform	$24.7	$21.5 - 22.5	$27.9	$24.5 - 25.5
Title (Formerly Title 365)	$12.6	$11.5 - 12.5	$9.4	$8.5 - 9.5
Blend Labs, Inc.	$37.3	$33.0 - 35.0	$37.3	$33.0 - 35.0

First Quarter Financial Summary
Total company revenue was $37.3 million, composed of Platform revenue of $24.7 million and Title revenue of $12.6 million. First quarter 2023 results included $3.2 million in software-enabled title revenue that is now classified in the Title segment.

Within the Platform segment, Mortgage Banking Suite revenue declined by 33% year-over-year, to $17.8 million, amidst a 58% mortgage market volume decline over the same period as reported by the Mortgage Bankers Association. Consumer Banking Suite revenue totaled $5.2 million in 1Q23, an increase of 34% percent as compared to the prior-year period. Professional services revenue declined 12% year-over-year to $1.7 million.

Blend GAAP gross profit was approximately $15.9 million, down from $28.9 million in 1Q22. Non-GAAP gross profit was $16.3 million, down from $29.4 million in 1Q22. Both GAAP and Non-GAAP gross profit were lower primarily due to lower mortgage origination activity.

GAAP and Non-GAAP Software gross margins were approximately 75% in 1Q23, up compared to 72% in 1Q22.

GAAP loss from operations was $61.4 million, compared to $69.7 million in 1Q22. Non-GAAP loss from operations was $30.7 million, compared to $39.5 million in 1Q22.

Liquidity and Capital Resources
As of March 31, 2023, Blend has cash, cash equivalents, and marketable securities totaling $306.9 million with total debt outstanding of $225.0 million in the form of the Company’s five-year term loan. Blend’s $25.0 million revolving line of credit remains undrawn as of such date.

Second Quarter 2023 Outlook
Blend is providing guidance for the second quarter of 2023 as follows:

$ in millions
Q2 2023 Guidance
Blend Platform Revenue	$27.0 - 28.0
Title Revenue	$12.5 - 13.0
Blend Labs, Inc. Consolidated Revenue	$39.5 - 41.0

Non-GAAP Net Operating Loss	$26.5 - 25.0

Blend’s Q2 2023 guidance reflects an estimated 37% year over year decline in mortgage volumes from Q2 2022 to Q2 2023 as projected by the Mortgage Bankers Association.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Loss outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Tuesday, May 9, 2023 at 4:30 pm ET, Blend will host a live discussion of its first quarter 2023 financial results. A link to the live discussion will be made available on the Company's investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Q2 2023 Revenue Guidance” section above; Blend’s expectations of future results of operations; Blend’s financial condition and operating performance, including market size and position and growth opportunities, capital expenditures, plans for future operations, competitive positions, technological capabilities, and strategic relationships; Blend’s opportunity to increase market share and penetration in its existing customers; projections for a sharp decrease in mortgage loan origination volumes; declines in refinancing volumes and the expected impact on Blend’s Platform and Title businesses; other macroeconomic and industry conditions; Blend’s ability to create long-term value for its customers; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; our restructuring actions do not result in the desired outcomes or adversely affect our business, or impairment charges on certain assets have an adverse effect on our financial condition and results of operations. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross profit margin, non-GAAP operating expenses, non-

GAAP loss from operations, non-GAAP net operating loss, and non-GAAP net loss per share. These non-GAAP financial measures adjust the related GAAP financial measures to exclude non-cash stock-based compensation and warrant amortization expense, compensation realignment costs, amortization of acquired intangible assets, impairment of goodwill and intangible assets, restructuring costs, non-recurring acquisition-related costs, non-recurring income tax expenses or benefits related to acquisitions, and the effect of changes in foreign currency exchange rates. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from our non-GAAP financial measures:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Restructuring costs. We exclude restructuring costs as these costs primarily include employee severance, executive transition costs and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Transaction-related costs. We exclude costs related to mergers and acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Income taxes. We exclude non-cash non-recurring tax benefits from our non-GAAP financial measures. These tax benefits consist of the changes in the valuation allowance resulting from acquisitions and from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.

About Blend
Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$46,195	$124,199
Marketable securities	260,662	229,948
Trade and other receivables, net of allowance for credit losses of $296 and $436, respectively	19,894	22,718
Prepaid expenses and other current assets	23,405	19,231
Total current assets	350,156	396,096
Property and equipment, net	5,408	5,742
Operating lease right-of-use assets	11,055	11,668
Intangible assets, net	2,123	2,127
Deferred contract costs	1,474	1,691
Restricted cash, non-current	5,358	5,358
Other non-current assets	9,868	10,082
Total assets	$385,442	$432,764
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,932	$1,260
Deferred revenue	13,046	8,695
Accrued compensation	11,035	10,059
Other current liabilities	13,906	15,459
Total current liabilities	39,919	35,473
Operating lease liabilities, non-current	10,236	11,091
Other non-current liabilities	4,407	5,478
Debt, non-current, net	217,506	216,801
Total liabilities	272,068	268,843
Commitments and contingencies
Redeemable noncontrolling interest	42,028	40,749
Stockholders’ equity:
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Class A, Class B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized; 243,607 (Class A 233,056, Class B 10,551, Class C 0) and 240,931 (Class A 230,210, Class B 10,721, Class C 0) shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	1,299,603	1,286,815
Accumulated other comprehensive loss	95	(708)
Accumulated deficit	(1,228,354)	(1,162,937)
Total stockholders’ equity	71,346	123,172
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$385,442	$432,764

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue
Software	$22,970	$30,604
Professional services	1,734	1,972
Title	12,632	38,948
Total revenue	37,336	71,524
Cost of revenue
Software	5,803	8,666
Professional services	2,806	3,735
Title	12,874	30,254
Total cost of revenue	21,483	42,655
Gross profit	15,853	28,869
Operating expenses:
Research and development	26,257	35,106
Sales and marketing	17,568	22,341
General and administrative	20,681	37,102
Amortization of acquired intangible assets	—	4,068
Restructuring	12,783	—
Total operating expenses	77,289	98,617
Loss from operations	(61,436)	(69,748)
Interest expense	(7,569)	(5,558)
Other income (expense), net	2,882	91
Loss before income taxes	(66,123)	(75,215)
Income tax (expense) benefit	(71)	2,797
Net loss	(66,194)	(72,418)
Less: Net loss attributable to noncontrolling interest	777	314
Net loss attributable to Blend Labs, Inc.	(65,417)	(72,104)
Less: Accretion of redeemable noncontrolling interest to redemption value	(2,056)	(1,442)
Net loss attributable to Blend Labs, Inc. common stockholders	$(67,473)	$(73,546)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.28)	$(0.32)
Weighted average shares used in calculating net loss per share:
Basic and diluted	241,444	230,329

Comprehensive loss:
Net loss	$(66,194)	$(72,418)
Unrealized gain (loss) on marketable securities	821	(1,845)
Foreign currency translation (loss) gain	(18)	28
Comprehensive loss	(65,391)	(74,235)
Less: Comprehensive loss attributable to noncontrolling interest	777	314
Comprehensive loss attributable to Blend Labs, Inc.	$(64,614)	$(73,921)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(66,194)	$(72,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	16,392	24,312
Depreciation and amortization	630	4,601
Amortization of deferred contract costs	984	1,244
Amortization of debt discount and issuance costs	730	709
Amortization of operating lease right-of-use assets	806	785
Release of valuation allowance and change in deferred taxes	—	(2,864)
Other	(1,347)	1,049
Changes in operating assets and liabilities:
Trade and other receivables	2,900	409
Prepaid expenses and other assets, current and non-current	(4,969)	2,830
Deferred contract costs, non-current	217	852
Accounts payable	672	(4,314)
Deferred revenue	4,351	6,104
Accrued compensation	976	(4,651)
Operating lease liabilities	(1,003)	(958)
Other liabilities, current and non-current	(1,798)	(3,532)
Net cash used in operating activities	(46,653)	(45,842)
Investing activities
Purchases of marketable securities	(186,206)	(30,450)
Maturities of marketable securities	157,570	30,035
Additions to property, equipment, internal-use software and intangible assets	(304)	(268)
Net cash used in investing activities	(28,940)	(683)
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	21	1,202
Taxes paid related to net share settlement of equity awards	(2,440)	—
Payment of initial public offering costs	—	(121)
Net cash (used in) provided by financing activities	(2,419)	1,081
Effect of exchange rates on cash, cash equivalents, and restricted cash	8	28
Net decrease in cash, cash equivalents, and restricted cash	(78,004)	(45,416)
Cash, cash equivalents, and restricted cash at beginning of period	129,557	218,440
Cash, cash equivalents, and restricted cash at end of period	$51,553	$173,024
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$46,195	$167,666
Restricted cash	5,358	5,358
Total cash, cash equivalents, and restricted cash	$51,553	$173,024
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$101	$11
Cash paid for interest	$6,911	$4,944
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$758	$1,913
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$327	$317
Accretion of redeemable noncontrolling interest to redemption value	$2,056	$1,442

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

New disaggregation	Three Months Ended March 31,
	2023		2022
Blend Platform revenue:					YoY change
Mortgage Suite	$17,795	72%	$26,753	82%	(33)%
Consumer Banking Suite	5,175	21%	3,851	12%	34%
Total Software revenue	22,970	93%	30,604	94%	(25)%
Professional services	1,734	7%	1,972	6%	(12)%
Total Blend Platform revenue	24,704	100%	32,576	100%	(24)%
Title revenue:
Traditional	9,478	75%	38,731	99%	(76)%
Software-enabled	3,154	25%	217	1%	1353%
Total Title revenue	12,632	100%	38,948	100%	(68)%
Total revenue	$37,336		$71,524		(48)%

Prior disaggregation	Three Months Ended March 31,
	2023		2022
Blend Platform revenue:					YoY change
Mortgage Banking	$14,909	53%	$24,484	75%	(39)%
Consumer Banking and Marketplace	11,929	43%	7,187	22%	66%
Professional Services	1,021	4%	1,122	3%	(9)%
Total Blend Platform revenue	27,859	100%	32,793	100%	(15)%
Title365	9,477		38,731		(76)%
Total revenue	$37,336		$71,524		(48)%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$17,167	75%	13	$17,180	75%
Professional services	(1,072)	(62)%	340	(732)	(42)%
Total Blend Platform	16,095	65%	353	16,448	67%
Title	(242)	(2)%	135	(107)	(1)%
Total	$15,853	42%	$488	$16,341	44%

	Three Months Ended March 31, 2022
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$21,938	72%	—	$21,938	72%
Professional services	(1,763)	(89)%	312	(1,451)	(74)%
Total Blend Platform	20,175	62%	312	20,487	63%
Title	8,694	22%	181	8,875	23%
Total	$28,869	40%	$493	$29,362	41%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP operating expenses	$77,289	$98,617
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	15,904	23,843
Compensation realignment costs(2)	1,096	—
Amortization of acquired intangible assets(3)	—	4,068
Restructuring(4)	12,783	—
Transaction-related costs(5)	438	1,812
Non-GAAP operating expenses	$47,068	$68,894

GAAP loss from operations	$(61,436)	$(69,748)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	16,392	24,336
Compensation realignment costs(2)	1,096	—
Amortization of acquired intangible assets(3)	—	4,068
Restructuring(4)	12,783	—
Transaction-related costs(5)	438	1,812
Non-GAAP loss from operations	$(30,727)	$(39,532)

GAAP net loss	$(66,194)	$(72,418)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	16,392	24,336
Compensation realignment costs(2)	1,096	—
Amortization of acquired intangible assets(3)	—	4,068
Restructuring(4)	12,783	—
Transaction-related costs(5)	438	1,812
Foreign currency gains and losses(6)	(134)	—
Income tax benefit(7)	—	(2,864)
Non-GAAP net loss	$(35,619)	$(45,066)

GAAP basic net loss per share	$(0.28)	$(0.32)
Non-GAAP adjustments:
Net loss attributable to noncontrolling interest(8)	—	—
Accretion of redeemable noncontrolling interest to redemption value(8)	0.01	—
Stock-based compensation(1) and amortization of warrant	0.07	0.10
Compensation realignment costs(2)	—	—
Amortization of acquired intangible assets(3)	—	0.02
Restructuring(4)	0.05	—
Transaction-related costs(5)	—	0.01
Foreign currency gains and losses(6)	—	—
Income tax benefit(7)	—	(0.01)
Non-GAAP basic net loss per share	$(0.15)	$(0.20)

(1) Stock-based compensation by function:
Cost of revenue	$488	$493
Research and development	8,131	9,866
Sales and marketing	2,783	2,523
General and administrative	4,990	11,430
Total	$16,392	$24,312

(2) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.
(3) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition.
(4) The restructuring charges relate to our workforce reduction plans executed as part of our broader efforts to improve cost efficiency and better align our operating structure with our business activities.

(5) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(6) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(7) Income tax benefit represents the non-recurring release of historical valuation allowance resulting from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.
(8) Net loss attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.

Contacts:

Investor Relations
Bryan Michaleski
ir@blend.com

Media
Gene Kim
press@blend.com